Exhibit 31.1

CERTIFICATIONS

I, Randolph Gress, certify that:

1. I have reviewed this Annual Report on Form 10-K/A of Innophos Holdings, Inc. (“the registrant”); and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: May 19, 2008	By:	/s/ RANDOLPH GRESS
Randolph Gress
Chief Executive Officer and Director (Principal Executive Officer)